MODIFICATION OF THE TERMS OF THE AGREEMENT FOR THE LEASE OF A COMPANY

DIVISION ENTERED INTO ON 24 FEBRUARY 2009

and recorded in the Roma 2 Inland Revenue Agency under No. 7496, series IT

With this Private Agreement, having full legal effect between:

between

1.	RIPA HOTEL & RESORT S.R.L., a company with registered office in Rome, Viale Bruno Buozzi 83, having tax code / VAT No. and registration No. in Rome's Business Registry 09838171008, in the person of its legal representative Mr. Federico COLIZZI, born in Rome on 07/04/1957, having tax code CLZFRC57D07H501O, and the same legal address as the company’s registered office, hereinafter also referred to as the Lessor.

and

2.	KU HOTELS S.R.L., a company with registered office in Rome, Via Luigi Gianniti 21, having tax code / VAT No. and registration No. in Rome's Business Registry 10260231005, in the person of its legal representative Mrs. Martina TARRONI, born in Rome on 19/07/1982, having tax code TRRMTN82L59H501T, and the same legal address as the company’s registered office, hereinafter also referred to as the Tenant.

WHEREAS

•	On 24/02/2009, by way of a private agreement registered by Notary Ferdinando Misiti, with office in Rome – Inventory No.8905 Collection No 4740 as registered on 05/03/2009, with the Roma 2 Inland Revenue Agency under No. 7496 Series IT, such agreement being understood to be fully cited and approved herein, the Lessor RIPA HOTEL & RESORT SRL leased to the Tenant KU HOTELS SRL the company division it holds title to, which runs the hotel complex (including bar, restaurant and disco) known as "RIPA HOTEL" such business activity being carried out in the building located in Rome, Via Luigi Gianniti 17, such building being the subject of a separate property lease agreement;

•	The lease fee for the company division agreed at the time was 105,000.00 (one hundred and five thousand /00) Euros plus VAT;

•	The general financial crisis our Country is going through, particularly the difficulties encountered by the hotel industry during the last 18/24 months, have made it hard and problematic for the Tenant to fulfill the commitment initially undertaken with the Lessor;

•	Therefore the Tenant has officially asked the Lessor to renegotiate a lease fee which is more adequate to the current financial situation and the actual possibilities for the Tenant to bear this amount;

•	The Lessor has acknowledged such request and the reasons put forward by the Tenant and has declared it is willing to renegotiate the lease fee.

NOW, THEREFORE

The parties as represented above agree as follows:

Art. 1

The preamble is an integral part and a covenant of this agreement and a joint assumption of the parties.

Art. 2

As a partial modification to Art. 4 of the aforementioned agreement for the lease of a company division, the Parties jointly agree that as of 01/01/2013 and up until the 31/12/2017 expiry, the annual lease fee shall be as follows:

== For the 2013-2014 two-year period: 240,000.00 (two hundred and forty thousand/00) Euros plus VAT.

== For the 2015-2016 two-year period: 360,000.00 (three hundred and sixty thousand/00) Euros plus VAT.

== As of 04/01/2017 480,000.00 (four hundred and eighty thousand/00) Euros plus VAT.

The aforementioned annual lease fee is payable by equal monthly installments, paid in advance and credited via bank transfer to the following bank account in the name of the Lessor:

BANCA POPOLARE EMILIA ROMAGNA - Agenzia A Roma, IBAN IT69 X053 8703 2010

0000 1680 457

Art. 4

The reduction as agreed cannot be put forward as a long lasting or permanent novation of the lease fee as agreed by the parties in the original lease agreement mentioned in the preamble ;therefore the original lease agreement remains valid with regard to any other aspect not expressly modified in this deed of integration that shall be recorded by Tenant and at the expense of the Tenant.

Read, approved and undersigned.

Rome, March 10, 2013

RIPA HOTEL & RESORT SRL	KU HOTELS S.R.L.

Mr. Federico COLIZZI	Mrs. Martina TARRONI
/s/ Federico Colizzi	/s/ Martina Tarroni